TIBCO SOFTWARE INC.

Exhibit 31.1

CERTIFICATION

I, Vivek Y. Ranadivé, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of TIBCO Software Inc.; and

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: July 17, 2006

/s/ VIVEK Y. RANADIVÉ
Vivek Y. Ranadivé
President, Chief Executive Officer and
Chairman of the Board of Directors